UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2024

VERSUS SYSTEMS INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-39885	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1558 West Hastings Street Vancouver BC V6G 3J4 Canada
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 639-4457

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	VS	The Nasdaq Capital Market
Unit A Warrants	VSSYW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a), (b), (c), (d), (e)

On June 25, 2024, Versus Systems, Inc. (the “Company”) Chief Executive Officer and Director Matthew Pierce, Chair of the Board Keyvan Peymani, Chief Financial Officer Craig Finster, and independent directors Michelle Gahagan and Shannon Pruitt tendered their resignations from the Company, effective immediately. These departures are not the result of any disagreements with the Company with respect to any matter relating to the Company’s operations, policies, or practices.

On June 25, 2024, the Company announced that its Board has appointed Curtis Wolfe as Chief Executive Officer and Chief Financial Officer effective immediately. Mr. Wolfe has been designated as the Company’s principal executive officer, principal financial officer and principal accounting officer for purposes of its filings with the U.S. Securities and Exchange Commission.

Prior to joining the Company, Mr. Wolfe was the Managing Partner of Curtis Wolfe Law PA in Miami, Florida and prior to that he was a Partner in the Corporate Law group of Shutts & Bowen LLP, a Florida based law firm with nearly 300 attorneys. Mr. Wolfe also is an Adjunct Faculty Member teaching Transactional Skills I & II (a practical course on business contracting and mergers and acquisitions) at the University of Miami School of Law. He has been licensed to practice law in Florida and Delaware for more than 25 years.

Mr. Wolfe is 60 years old and has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Wolfe had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

On June 26, 2024, Mr. Wolfe entered into an offer of employment letter with the Company (the “Wolfe Offer Letter”). The Wolfe Offer Letter provides that Mr. Wolfe’s employment is “at will.” His annual base salary is initially $10,000 per month, subject to adjustment, and he is eligible to participate in the Company’s benefits program, including an equity grant subject to Board approval.

The foregoing summary of the material terms of the Wolfe Offer Letter is subject to the full and complete terms thereof, a copy of which is Exhibit 10.1 hereto and incorporated herein by reference.

In connection with Messrs. Pierce’s, Peymani’s, and Finster’s separation from our Company, we entered into a Separation Agreement with each of them (the “Separation Agreement”), a form of which is attached hereto as Exhibit 10.2. Pursuant to the Separation Agreement, following its full execution, Messrs. Pierce, Peymani, and Finster will receive a separation benefit of a final payment equal to six months’ salary. In exchange for this separation benefit, Messrs. Pierce, Peymani, and Finster are entering into a general release of claims in favor of the Company and the Company has agreed to indemnify Messrs. Pierce, Peymani, and Finster for certain potential claims.

The foregoing summary of the material terms of the form of Separation Agreement is subject to the full and complete terms thereof, a copy of which is Exhibit 10.2 hereto and incorporated herein by reference. A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated June 26, 2024, by and between Versus Systems Inc. and Curtis Wolfe.
10.2	Form of Separation Agreement.
99.1	Press release dated July 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSUS SYSTEMS INC.

Date: July 1, 2024	By:	/s/ Curtis Wolfe
	Name:	Curtis Wolfe
	Title:	Chief Executive Officer

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